UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 9, 2014

ALPINE 3 INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54995	46-3015972
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 713-6957

 (ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, the Board of Director appointed Mr. Michael J. Rapport and Mr. Evan Rapport to the Board of Directors effective immediately.

Biographical Information for Michael Rapport

Michael J. Rapport – Michael Rapport currently serves as the Chairman of the Board of Bayhawk Ales Inc., a position he has held since 2013. He also serves as President of Frontier Aluminum Corporation, an aluminum extruder company, since 1990. Additionally, Mr. Rapport is a Managing Partner of TresHermanos, LLC, and also holds a position as President of Evans Brewing Company. In 2011, Mr. Rapport and his son Evan Rapport started Evans Premium Lager, which has gained international attention, winning 15 awards for craft lagers. He received a B.A. degree in Psychology from Antioch West University in 1979.

Biographical Information for Evan Rapport

Evan Rapport –Evan Rapport currently serves as the President of Bayhawk Ales Inc., a position he has held since 2013. He also serves as a Managing Partner of TresHermanos, LLC. Additionally, Mr. Rapport is the Vice President of Evans Brewing Company. In 2011, Mr. Rapport and his father, Michael Rapport started Evans Premium Lager.

Relationships

Michael Rapport is the father of Evan Rapport.

Compensation Agreements

There will be no compensation agreements until a material event occurs that allows the Company to become an operating entity or enters into a business combination with an operating entity.

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  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE 3 Inc.

By:  /s/ Richard Chiang

Name:  Richard Chiang

Title: President and Chief Executive Officer

Dated: April 9, 2014

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